EXHIBIT 10.48

INDUSTRIAL LEASE AGREEMENT

BETWEEN

LUNA INNOVATIONS INCORPORATED

AS TENANT

AND

THE ECONOMIC DEVELOPMENT AUTHORITY
OF MONTGOMERY COUNTY, VIRGINIA
AS LANDLORD

INDUSTRIAL LEASE AGREEMENT

    THIS LEASE (the "Lease" or Agreement) is made and effective as of this 1st day of October 1, 2014, by and between The Economic Development Authority of Montgomery County, Virginia ("Landlord"), a public body corporate, having a principal place of business at 755 Roanoke Street, Suite 2 H, Christiansburg, Virginia 24073, and Luna Innovations Incorporated, (“Tenant”), a Virginia corporation having a principal place of business at 3155 State Street, Blacksburg, Virginia, 24060.

WHEREAS, Landlord is the owner of certain real property located in the Town of Blacksburg, Virginia upon which Landlord has built a 109,000 sq. ft. Technology Manufacturing Building (the “Building”) on fifteen (15) acres of land in the Blacksburg Industrial Park, 3155 State Street, Blacksburg, VA 24060;

WHEREAS, Tenant desires to lease and occupy 41,900 square feet of the Building as shown on the attached diagram identified as Exhibit A entitled “Luna Innovations Lease Floor Plan Technology Manufacturing Building (Leased Area is Shaded)” (the “Premises”) if the Landlord is willing to lease the said Premises to the Tenant; and

WHEREAS, Landlord is willing to lease the said Premises to the Tenant subject to and in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the rents, covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	PREMISES AND TERM.

1.1    Premises.    In consideration of the obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby takes from Landlord the Premises identified on Exhibit A situated on real property owned by the Landlord within the Town of Blacksburg, County of Montgomery, Commonwealth of Virginia more particularly described on Exhibit B attached hereto and incorporated herein by reference (the “Property”) together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises, to have and to hold, subject to the terms, covenants and conditions of this Lease. Without limiting the foregoing, Tenant shall have the right, as appurtenant to the Premises, to use the driveways, parking, chemical storage area and loading docks and other common areas on the Property. As used in this Lease, Tenant’s “Proportionate Share” shall mean a fraction the numerator of which shall be the square footage of the Premises (41,900 sq. ft..) and the denominator of which shall be the square footage of the Building (109,000 sq. ft.).

1.2    Term.    The Term of this Lease (the “Term”) shall commence (the “Commencement Date”) on October 15, 2014, and shall expire as of 11:59 PM on December 31, 2020, unless terminated sooner, renewed or extended as provided herein. Notwithstanding the fact that the Commencement Date is subsequent to the effective date of this Lease, the parties agree that each have vested rights hereunder and that this Lease constitutes a binding and valid obligation of each as of the date this Lease is fully executed.

1.3    Acceptance of the Premises. After taking possession of all of the Premises as of January 1, 2015, Tenant acknowledges that: (i) it has inspected the Premises; (ii) it accepts the Premises “as is”, except for the agreed upon Upfits in Section 1.4 which are indicated on Exhibit C, attached hereto, (iii) the Premises are suitable for the purpose for which the Premises are leased; and (iv) except as otherwise set forth in this Lease (including all exhibits and attachments), no representations or warranties have been made by Landlord with respect to the Premises.

1.4    Up fit Allowance. The Landlord shall provide the Tenant with an up fit improvement allowance of Five Hundred Thousand Dollars ($500,000) to be used to cover design and construction costs to convert the clean room into lab space and to renovate the front office area and cafeteria, (altogether, “Renovations”) as shown on Exhibit C (the “Up fit Allowance”). Landlord and Tenant agree that should the desired improvements exceed the Up fit Allowance agreed upon by the Landlord, the Tenant shall be responsible for providing to the Landlord the additional funds required to pay for the additional improvements. Should the desired improvements by the Tenant exceed the Up fit Allowance, the Landlord shall have no obligation to enter into any contract for the agreed upon Up fit work until such time that the Tenant provides the additional funds in excess of the Up fit Allowance or agrees in writing to an adjustment to the price per square foot for rent using a 8% interest rate on the overage across the lease period. Should the Tenant not provide the Landlord with the additional funds in excess of the Up fit Allowance or agree to an amendment of the Lease increasing the price per square foot for rent to cover the overage, within five (5) calendar days of receiving written notice from the Landlord that an overage exists, the Landlord may deem the Tenant in default and the Landlord may, in addition to any other remedy available, use the deposit money and/or letter of credit to pay all the architectural and engineering fees incurred up to the date of default. The list of improvements under the Up fit Allowance as mutually agreed by the Parties to be performed by the Landlord prior to Commencement Date are indicated on Exhibit C and are incorporated herein as a part of this Lease. Landlord shall review with and obtain consent from Tenant for the construction bids or quotes for the Renovation and obtain prior written consent for any bids or quotes that would exceed the Up Fit Allowance.

RENEWAL; EXTENSION; SURRENDER

2.1     Renewal.

2.1.1    Tenant and Landlord may mutually agree to renew this Lease for an additional term on terms and conditions to be negotiated by the Parties (the “First Renewal Term”); provided that this Lease is in full force and effect immediately prior to the date of the commencement of the renewal term and that the Tenant is not in default, beyond applicable cure periods, under any of the provisions of this Lease at the time the Tenant and Landlord mutually agree to renew this Lease for an additional term or at the time the Renewal Term is scheduled to commence. The First Renewal Term, if mutually agreed to, shall commence upon the expiration of the initial term and continue for a period agreed to by the Parties. The First Renewal shall be upon the terms, covenants, conditions and limitations as negotiated by the Parties.

2.2 Extension By Mutual Consent. If Tenant lawfully occupies the Premises after the end of the Term, after having requested and obtained Landlord's written consent to do so, this Lease and all its terms, provisions, conditions, covenants, waivers, remedies and any and all of Landlord's rights herein specifically given and agreed to, shall be in force for one month thereafter and thereafter from month-to-month until either party gives the other thirty (30) days written notice of its desire to terminate this Lease.

2.3    Surrender.    At the expiration of this Lease (including any renewal or extension) or the sooner termination thereof, Tenant shall surrender the Premises to Landlord, together with all additions, alterations and improvements thereto, in broom clean condition and in good order and repair except for ordinary wear and tear and Landlord’s maintenance obligations. Nothing herein, however, shall prohibit

Tenant from removing any of its computers, voice and data network components, phone system components, phone switch, TV’s and other video equipment, satellite antennae, office equipment, furniture, office supplies, storage racks, compressors, vacuum, wastewater and manufacturing equipment and other personal property (collectively “Tenant Equipment”) in accordance with the terms of this Lease. Tenant shall repair any damage to the Premises caused by the removal of such Tenant Equipment. Any Tenant Equipment not removed by Tenant as required herein shall be deemed abandoned thirty (30) days after the expiration or earlier termination of the Lease, and may be stored, removed and disposed of by Landlord in its discretion, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention or disposal of same. Tenant shall be entitled to no payment or offset for the value of any abandoned property (even if sold by Landlord) and Tenant shall pay on demand all reasonable costs incurred by Landlord in connection with such removal or disposal. No retention, disposal or sale of such abandoned property shall limit remedies otherwise available to Landlord hereunder for a breach of this Agreement by Tenant. All obligations of Tenant hereunder not fully performed as of the termination or expiration of the Lease shall survive such termination or expiration, until they are performed.

2.4    Holding Over.    If Tenant occupies the Premises beyond the Term of this Lease or any properly exercised Renewal Term, without Landlord's written consent (a “Hold Over”), Tenant shall be deemed to occupy the Premises as a tenant at sufferance, and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord a rental equal to one hundred twenty‑five percent (125%) of the monthly rent applicable hereunder at the expiration of the Term or applicable Renewal Term, prorated for the number of days of such holding over. If Tenant refuses to vacate, Landlord may institute a forcible detainer or similar action against Tenant or any other party in possession of the Premises or pursue any other remedy available at law or in equity.

3.    PAYMENT OF RENT
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3.1     Payment; Proration.

3.1.1    Payment.    Beginning on October 15, 2014 and lasting through December 31, 2014, the lease rate for the Premises shall be $0.00. Beginning January 1, 2015 and lasting through December 31, 2020, the Tenant shall pay Landlord per month Base Rent for the Premises in advance, without demand or set-off, in the amount of Thirty Eight Thousand Four Hundred Eight Dollars ($38,408) for 41,900 sq. ft. at $11.00 per sq. ft. (“Base Rent”) on or before the first day of each successive calendar month during the Term in lawful money of the United States of America, without prior notice or demand, at such place or places as may be designated in writing from time to time by Landlord. The Tenant’s proportionate share of the real estate taxes on the Premises is included in the Tenant’s Base Rent.
3.1.2     Proration.    In the event that the date on which a payment obligation: (i) begins on a date other than the first day of a calendar month; or (ii) ends on a date other than the last day of a calendar month then the amount of the payment shall be prorated, based upon the number of days during said month that the obligation was effective.

3.1.3    Letter of Credit. The Tenant shall maintain at all times throughout the entire term of the Lease including any renewals, unless otherwise agreed by the Landlord, a letter of credit issued by a bank in the New River/Roanoke Valleys or by Silicon Valley Bank in a form acceptable to the Landlord in the amount of Five Hundred Thousand Dollars ($500,000), against which the Landlord may draw upon the occurrence of a default by Tenant under this Lease and may be used as security against damages and the Tenant not making lease payments. The Letter of Credit shall be governed by the “Uniform Customs and Practices for Commercial Documentary Credits” promulgated by the XIII Congress of the International Chamber of Commerce (International Chamber of Commerce Brochure No. 500, 1993 revision) and the provisions of the Uniform Commercial Code-Letters of Credit, Title 8.5A of the Code of Virginia, 1950, as amended. The Landlord agrees to reimburse the Tenant for the annual cost of obtaining the Letter of Credit up to a 2% fee annually.

4.    UTILITIES     The Base Rent paid by the Tenant shall include the Tenant’s water, sewer, electric and natural gas monthly utility usage (“Utilities”). In the event that any Utilities are interrupted or stopped by the action or inaction of Landlord, its employees, agents or contractors, Landlord shall, upon notice from Tenant, immediately notify the affected utility company and use its best efforts to cause repairs to be commenced. The Tenant shall be responsible for all other utilities including internet service, telephone, cable, satellite, trash and refuse collection.

5.    USE

5.1    Tenant agrees that it will use and occupy the Premises as an office, manufacturing, research and development facility and for such other lawful purposes as may be incident thereto and for no other purpose without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall comply with all governmental laws, rules, ordinances and regulations applicable to its particular use of the Premises, and promptly comply with all governmental orders and directives for the correction and abatement of nuisances in or upon the Premises caused by Tenant, all at Tenant’s sole expense. Tenant recognizes and agrees that Landlord is making no warranties, expressed or implied, as to the suitability of the Premises for any particular use.

5.2    Landlord represents and warrants that it has not and will not, during the term of this lease, enter into an agreement which limits Tenant’s ability to use the Premises for the uses set forth in Section 5.1.

6.    ALTERATIONS

6.1    Tenant shall not make any alterations, additions or improvements to the Premises, except for pursuant to Section 1.4 above and non-structural alterations that cost less than $50,000 per project without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Tenant, at its own cost and expense may erect such shelves, bins, machinery and trade fixtures as it desires provided that (a) such items do not alter the basic character of the Premises or the Building; (b) such items do not overload or damage the same; (c) such items may be removed without injury to the Premises; and (d) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and all provisions of this Lease. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this Lease and shall be the property of Landlord upon the expiration or earlier termination of this Lease provided that nothing herein shall prohibit Tenant from removing the Tenant Equipment or other items, in accordance with Section 2.3, above. All shelves, bins, machinery and trade fixtures installed by Tenant shall be removed in accordance with Section 2.3 on or before the expiration or earlier termination of this Lease, at which time Tenant shall repair any damage caused thereby, ordinary wear and tear excepted. All alterations, installations, removals and restoration shall be performed in a good, workmanlike and lien free manner.

6.2    Mechanics Liens. Tenant shall promptly pay all contractors and material men, and will use reasonable commercial efforts to prevent any lien from attaching to the Premises or any part thereof. If any lien is filed purporting to be for labor or material furnished or to be furnished at the request of Tenant, Tenant shall do all acts necessary to discharge such lien within twenty (20) days of filing, or if Tenant desires to contest any lien, then Tenant shall deposit with Landlord the amount of said lien as security for its payment. In the event Tenant fails to deposit the security with Landlord and fails to pay any lien claim after entry of final judgment in favor of the claimant, Landlord shall have the right to expend all sums reasonably necessary to discharge the lien claim, and Tenant shall pay all sums expended by Landlord in discharging said lien, including reasonable attorney’s fees within thirty (30) days of receipt of the invoice. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including, without limitation, those who may furnish materials or perform labor for any construction or repairs.

7.    SIGNAGE    Tenant shall not place or permit on any exterior door or window or any exterior wall of the Premises any sign, awning, canopy, advertising matter or lettering without the written consent of the Landlord, which shall not be unreasonably withheld. It shall not be unreasonable for Landlord to withhold its consent to the placement of any sign that does not comply with any federal, state or local law or ordinance.

8.    MAINTENANCE

8.1    Tenant's Maintenance Responsibilities.    Tenant shall at all times keep the Premises (including all entrances and vestibules) and all partitions, fixtures, equipment and appurtenances thereof and all parts of the Premises not required in Section 8.3 to be maintained by Landlord in good order, condition and repair, and in compliance with all applicable laws, rules, ordinances and regulations, damage by casualty excepted. If replacement of equipment, fixtures and appurtenances thereto are necessary, Tenant shall replace the same with equipment, fixtures and appurtenances of the same quality, and shall repair all damages done in or by such replacement.

8.2 Tenant’s Failure to maintain or make repairs. If Tenant fails to maintain the Premises or commence any repair to the Building or the Premises or to the common area that is Tenant’s responsibility under Section 8.1 within ten (10) days after notification by the Landlord of the need for such maintenance or repair and fails to complete such maintenance or repair within a reasonable period of time, the Landlord may, in addition to any other remedies it may have, complete such maintenance or make such repair at the expense of Tenant and Tenant shall pay to Landlord all costs and expenses reasonably incurred as a result of such maintenance or repairs within ten (10) days of receipt of invoice thereof. In the event of a bona fide emergency which may result in damage or injury to persons or Landlord’s property, Landlord may, unless Tenant commences and diligently pursues such maintenance or repairs within five (5) days after receipt of written notice (or such shorter period as would reasonably be expected under the given circumstances) make such repairs or commence such maintenance on behalf of Tenant and Tenant shall pay Landlord all costs and expenses reasonably incurred in making such repairs within thirty (30) days of receipt of invoice thereof. If the parties so agree, the Landlord may perform any maintenance or repair that is the Tenant’s responsibility hereunder, and Tenant shall pay the cost for the maintenance or repair upon receiving a proper invoice from the Landlord.

8.3    Landlord's Maintenance Responsibilities. Landlord shall provide and keep or cause to be kept the HVAC systems, electrical, and plumbing systems all as existing in the Building as of the date of this Lease or added as part of the up fit pursuant to Section 1.4, all other improvements made to the Premises by Landlord pursuant to Section 1.4 and all structural portions of the Building, including without limitation, the foundation, roof, loading docks and all load bearing and exterior walls, in good order, condition and repair, except for damage thereto due to the negligence of Tenant, Tenant's employees or invitees. The term “exterior walls” as used herein shall include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers and dock plates or levelers. Landlord shall keep or cause to be kept the outside grounds, including mowing, landscaping and snow removal, grass, tree and the parking area(s), and sidewalks in good order, condition and repair. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall commence such repairs as soon as reasonably practicable. If the parties so agree, Tenant may perform any maintenance or repair that is Landlord’s responsibility hereunder, and Landlord shall pay the cost for the maintenance or repair upon receiving a proper invoice from the Tenant.

8.4    Landlord’s Failure to Make Repairs. If Landlord fails to commence any repair to the Building or the Premises or to a common area that is Landlord’s responsibility under Section 8.3 within ten (10) days after notification of the need for such repair, and fails to complete such repairs within a reasonable period of time, Tenant may, in addition to any other remedies it may have, make such repairs at the expense of Landlord and Landlord shall pay to Tenant all costs and expenses reasonably incurred as a result of such repairs within ten (10) days of receipt of invoice thereof. In the event of a bona fide emergency which may result in damage or injury to persons or Tenant’s property, damage which has a material impact on Tenant’s ability to conduct business as contemplated under this Agreement, or damage which otherwise exposes Tenant (in Tenant’s reasonable judgment) to liability, Tenant may, unless Landlord commences and diligently pursues such repairs within five (5) days after receipt of written notice (or such shorter period as would reasonably be expected under the given circumstances), make such repairs on behalf of Landlord and Landlord shall pay to Tenant all costs and expenses reasonably incurred in making such repairs within thirty (30) days of receipt of invoice thereof.

9.    ASSIGNMENT AND SUBLETTING

9.1 Assignment or Subletting by Tenant.    Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld. In connection with any such assignment or sublease, Tenant or the assignee or subtenant of Tenant shall not owe Landlord any legal and administrative costs incurred by Landlord in approving such assignment or subletting. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease, or deemed consent to the assignment or subletting of the Premises. Consent to any assignment or subletting shall not be deemed consent to any future assignment or subletting. Notwithstanding the foregoing, Tenant shall have the absolute right (without obtaining Landlord's prior written consent which shall not be required) to assign this Lease in whole or in part or to sublet all or any portion of the Premises to: any affiliate controlling, controlled by or under common control with Tenant; an entity with which Tenant merges or consolidates; or to a purchaser of all or substantially all of the assets of Tenant related to the business conducted at the Premises, if the assignee assumes, in writing delivered to Landlord, all of Tenant's obligations under the Lease.

9.2    Assignment by Landlord.    Landlord may assign this Lease, in whole or in part, without the prior written consent of Tenant, provided that such assignment does not in any way affect or impair the rights granted to Tenant herein, or adversely affect Tenant’s possession of the Premises.

9.3    Assignment pursuant to Provision of the Bankruptcy Code.    If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code (11 U.S.C. sec. 101 et seq) any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to the Landlord and shall be and remain the exclusive property of the Landlord and shall not constitute the property of the Tenant or the estate of the Tenant, within the meaning of the Bankruptcy Code.

10.    RIGHT OF ENTRY    Landlord, its employees and agents, shall have the right to enter the Premises with a designated representative of Tenant upon reasonable notice during regular business hours for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or Tenants of the Premises, and to perform its maintenance obligations under Section 8.3, above. In the case of a bona fide emergency, Landlord shall use its best efforts to provide Tenant with the greatest possible notice under the circumstances prior to entering the Premises and in the event that representatives of Tenant are not present to accompany Landlord or to open and permit entry into the Premises during the course of a bona fide emergency, then Landlord may enter the Premises forcibly and without being accompanied by a representative of Tenant without such entry constituting an eviction of Tenant or termination of this Lease. Except in the case of a bona fide emergency, Landlord, its employees and agents shall abide by all reasonable security and safety procedures established for the Premises by Tenant.

11.    INSURANCE

11.1    Landlord’s Obligations. Throughout the Term of this Lease, including any renewals or extensions thereof, Landlord shall maintain the following insurance coverage: (i) standard all risk coverage in an amount equal to the replacement cost of the Building; (ii) Commercial General Liability of not less than $1,000,000 per occurrence and $2,000,000 aggregate, naming Tenant as an additional insured; (iii) boiler insurance with coverage and in an amount reasonably satisfactory to Tenant: and (iv) at Landlord’s discretion, such other insurance policies as may be deemed normal and customary for substantially similar buildings, including but not limited to coverage for loss of rent. All insurance coverage shall be primary and non-contributory and issued by insurers licensed to do business in the state in which the Premises are located. The insurance required of Landlord hereunder may be maintained by a blanket or master policy, which includes properties other than the Premises. All such policies and coverage shall be primary and non-contributory, issued by insurers, licensed to do business in the state in which the Premises are located and which are rated A- or better by Best’s Key rating Guide, endorsed to include Tenant as additional insured (Commercial General Liability only), and endorsed to provide at least 30 –days prior notification of cancellation or material change in coverage to said Tenant.

11.2    Tenant’s Obligations.

11.2.1    Tenant shall keep in effect at Tenant's expense during the term of this Lease: (i) all risk property insurance covering the full replacement cost of Tenant’s Equipment and all other property and improvements installed or placed in the Premises by Tenant at Tenant's expense; (ii) worker's compensation insurance with no less than the minimum limits required by law; (iii) employer's liability insurance with such limits as required by law; and (iv) commercial general liability insurance with a minimum limit of $1,000,000 per occurrence and $2,000,000 aggregate. All such policies and coverage shall be primary and non-contributory, issued by insurers, licensed to do business in the state in which the Premises are located and which are rated A- or better by Best’s Key Rating Guide, endorsed to include Landlord as additional insured (Commercial General Liability only), and endorsed to provide at least 30-days prior notification of cancellation or material change in coverage to said Landlord. Tenant may comply with its insurance obligations hereunder in whole or in part through a company-wide program of self-insurance and may maintain company-wide levels of deductibles provided the Tenant provides Landlord with an appropriate self-insurance certificate.

11.2.2    Fire and Casualty Insurance.    Tenant shall not do or suffer to be done any act, matter or thing whereby the fire and casualty insurance carried by Landlord on the building of which the Premises are a part shall be suspended or rated as more hazardous than January 1, 2015. As a remedy for the breach of this covenant (in addition to all other remedies given to Landlord for breach of any covenants or conditions of this Lease), Tenant agrees to pay, within thirty (30) days of receipt of written demand, any and all increase of premium for fire and casualty insurance carried by Landlord caused directly by the actions or occupancy of Tenant or may alter its use of the building such that its use is no more hazardous than at the commencement of this Lease.

12.    DAMAGE OR DESTRUCTION OF LEASED PREMISES

12.1    In case the Premises are damaged to the extent of 50% or more of its replacement value by fire or any other cause, then either party may, by a notice in writing sent no later than thirty (30) days after such damage, terminate this Lease as of the date of such damage, and any fixed rent for the unexpired period paid in advance beyond the date of such damage, shall be refunded by Landlord to Tenant.

12.2    If the Premises are damaged to an extent less than 50% of its value or neither party exercises its right to terminate the Lease under Section 12.1 above, the Landlord shall diligently commence restoration and restore the Premises to a condition equal to its condition before the damage. Landlord’s obligation to rebuild is contingent upon its receipt of insurance proceeds sufficient to make such repairs. In the event any mortgagee or lender requires such sums to be applied to any debt, Landlord shall not be deemed to have received the proceeds, in which event Tenant may terminate this Lease unless Landlord agrees to fund the repairs. If Landlord completes such repairs, then Tenant shall promptly repair or replace its Trade Fixtures, furnishings, furniture, carpeting, wall covering, floor covering, drapes and equipment to the same condition as they were in immediately prior to the casualty. A proportion of the rent herein reserved, according to the extent that such damage and its repair shall interfere with the full enjoyment and use of the Premises, shall be suspended and abated from the date of such damage until Landlord’s repairs have been completed. In the event that the Premises have not been restored to a condition equal to their condition before the damage within ninety (90) days after Landlord’s receipt of the proceeds, then Tenant may, by a notice in writing sent prior to completion of restoration, terminate this Lease as of the date of such termination, and any fixed rent for the unexpired period paid in advance beyond the date of such damage, shall be refunded by Landlord to Tenant.

13.    REMEDIES OF LANDLORD UPON TENANT’S DEFAULT

13.1    Tenant’s Default Defined.    The following shall be considered an “Event of Default” and a breach of this Lease: (a) any failure of Tenant to pay any Base Rent or the money in the excess of the Up-fit Allowance or other amounts due hereunder for more than five (5) business days after receipt of written notice of non-payment; (b) any failure by Tenant to perform or observe any of the other terms, provisions, conditions and covenants of this Lease for more than thirty (30) days after receipt of written notice of such failure provided, however, that if the event for which the notice is given is of a nature that may not be reasonably cured within said thirty (30) day period, Tenant shall not be in default for so long as Tenant commences to cure the default within the thirty (30) day period and diligently pursues it to conclusion; (c) Tenant files a voluntary or involuntary petition in bankruptcy which is not dismissed within thirty (30) days of the filing or makes a general assignment for the benefit of its creditors; (d) a receiver of any property of

Tenant in or upon the Premises is appointed in any action, suit, or proceeding by or against Tenant and such appointment shall not be vacated or annulled within sixty (60) days; or (e) this Lease, Tenant's interest herein or in the Premises, any improvements thereon, or any property of Tenant is judicially executed upon or attached and not released within sixty (60) days of such action.

13.2.    Landlord's Remedies.    Upon the occurrence of any Event of Default specified in Section 13.1, Landlord, in addition to all other rights or remedies Landlord may have for such default at law or in equity, shall have the right to pursue any one or more of the following remedies.

13.2.1    Terminate this Lease and, without prejudice to any other remedy which it may have for possession or arrearages in rent or fees, enter upon and take possession of the Premises by summary dispossession proceedings or any other method authorized by law and recover from Tenant through the Letter of Credit provided pursuant to Paragraph 3.1.3 or by other legal means: (i) the entire remaining unpaid balance of Base Rent, and other fees by deeming the remaining Term of the lease accelerated whereby the entire sum shall become immediately due and payable; (ii) the costs of repairing or otherwise putting the Premises into the condition required by this Lease.

13.2.2    Without terminating this Lease, enter upon and take possession of the Premises, by summary dispossession proceedings or any other remedy authorized by law and re-let the Premises, or any part thereof, for such term or terms (which may extend beyond the term of this Lease), for the highest rent reasonably obtainable (even if such rent is below market value) and to recover from Tenant the difference between the rent reserved by this Lease and the amount obtained through such re-letting plus the following costs, if reasonably incurred by Landlord in such re-letting: (a) brokerage fees and/or leasing commissions; (b) the costs of removing and storing Tenant's or any other occupant's property; and (c) the costs of repairing or otherwise putting the Premises into the condition required by this Lease together with the costs of alterations reasonably necessary to re-let the Premises. No such re-letting shall relieve Tenant from its obligations hereunder. In no event shall Tenant be entitled to any excess rent obtained by re-letting the Premises over and above the rent reserved herein.

13.3    If the Tenant shall continue in default in the performance of any of the covenants or agreements herein contained, after any applicable cure period, Landlord may perform the same for the account of Tenant. Any amount incurred by Landlord in the performance of any such matter for the account of Tenant shall be payable by Tenant to Landlord within thirty (30) days after written demand.

13.4    No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless Landlord sends a written notice of termination to Tenant. Notwithstanding any such re-letting or re-entry or taking possession, without termination, Landlord may at any time thereafter terminate this Lease for any prior uncured breach or default, unless the Landlord waives the said breach or default in writing. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by at law or in equity, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Base Rent, or Fees due to Landlord hereunder or of any damages accruing to Landlord.

14.    REMEDIES OF TENANT UPON LANDLORD’S DEFAULT

14.1    Landlord shall be in default of this Lease (“Landlord Default”) if it shall fail to perform any duty or obligation imposed upon it by this Lease and such failure shall continue for a period of thirty (30) days after written notice, provided, however, that if the event for which the notice is given is of a nature that may not reasonably be performed within said thirty (30) day period, Landlord shall not be in default for so long as Landlord commences its performance within said thirty day period and diligently pursues it to conclusion. Upon the occurrence of a Landlord Default, Tenant, in addition to all other rights or remedies Tenant may have for such default at law or in equity, shall have the right to exercise any self-help measures as may be reasonably necessary to cure such default. Landlord shall reimburse any costs and expenses incurred by Tenant in order to cure a Landlord Default within thirty (30) days after written demand. In addition, if Landlord fails to cure any material default within thirty (30) days after receiving written notice of the default, Tenant shall have the right, upon written notice to Landlord, to terminate this Lease without penalty or further obligation to Landlord, its employees, officers, agents or lenders.

14.2    All obligations of Landlord under this Lease will be deemed binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Building and the Property, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing (but not from defaults accruing during such Landlord’s ownership), but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of a current Landlord under this Lease shall be limited solely to its interest in the Premises, including without limitation any equity therein, income derived there from or personal property on or about the Building and the Property, and in no event shall any personal liability be asserted against such current Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of such current Landlord.

15.    EMINENT DOMAIN     In the event that more than thirty percent (30%) of the Premises are taken by paramount governmental authority or in any way condemned or appropriated by the exercise of the right of eminent domain or a deed or conveyance in lieu of eminent domain, (each a "Taking"), either party hereto shall have the right, at its option, within sixty (60) days after said Taking, to terminate this Lease upon thirty (30) days written notice to the other party. In the event that either party elects to terminate the Lease, the rent herein set forth shall be abated and Landlord and Tenant's liability therefore will cease as of the date of such termination, this Lease shall terminate as of said date, and any prepaid rent shall be returned to Tenant. If this Lease is not terminated as herein provided then it shall continue in full force and effect, and Landlord shall within a reasonable time after possession is physically taken by the condemning authority restore the remaining portion of the Premises to render it reasonably suitable for the uses permitted by this Lease and the Base Rent shall be proportionately and equitably reduced. Notwithstanding the foregoing, Landlord shall not be obligated to expend an amount greater than the proceeds received from the condemning authority less all expenses reasonably incurred in connection therewith (including attorney's fees) for the restoration. In the event any mortgagee or lender requires that all or any portion of the proceeds received from the condemning authority be applied to any debt, Landlord will not be deemed to have received such proceeds. All compensation awarded in connection with or as a result of a Taking shall be the property of the Landlord, except that Tenant may apply for and keep as its property a separate award for: (i) the value of Tenant's leasehold interest; (ii) the value of Tenant Equipment or Tenant’s trade fixtures or personal property; (iii) Tenant's moving expenses; (iv) Tenant's business relocation expenses; and (v) damages to Tenant's business incurred as a result of such Taking.

16.    SUBORDINATION OF LEASE

16.1    This Lease is and shall remain subordinate and subject to any mortgage or mortgages or deed of trust which are now, or at any time hereafter shall be placed, upon the interest of Landlord in the Premises or any part thereof or to any assignment of the interest of Landlord in this Lease; provided that the holder thereof shall execute and deliver to Tenant a non-disturbance agreement in form reasonably acceptable to Tenant. Tenant agrees to execute and deliver to Landlord, without cost, any instrument that may be deemed necessary by Landlord to further effect the subordination of this Lease to any such mortgage, mortgages or assignments in form reasonably acceptable to Tenant. The failure of landlord to obtain a non-disturbance agreement from any lender as provided in this Section 16.1 within thirty (30) days following execution of this Lease shall be deemed an event of default by Landlord. In addition, Landlord shall not execute a mortgage or deed of trust after the date hereof encumbering all or any portion of the Property unless Landlord has first provided Tenant with a non-disturbance agreement in a form satisfactory to Tenant from the party benefitted by such mortgage or deed of trust.

16.2    In the event of a foreclosure of any such mortgage, Landlord and Tenant hereby agree that this Lease shall not terminate by reason thereof, and Tenant further agrees to recognize as Landlord hereunder the mortgagee or purchaser at a foreclosure sale for the balance of the Term, the Renewal Term or an extension of either, subject to all the terms and provisions hereof; provided, however, that any such mortgagee or purchaser at a foreclosure sale, which shall become the Landlord hereunder, shall not be:

(a) liable for acts or omissions of Landlord occurring prior to its ownership of the Premises (but such mortgagee or purchaser shall perform any unperformed obligations under this Lease existing at the time it becomes Landlord);

(b) subject to any offsets or defenses which Tenant might have against Landlord that accrue prior to its ownership of the Premises, except as provided in this Lease;

(c)    bound by any rent or additional rent which Tenant may have paid to Landlord more than thirty days in advance (other than the security deposit); or

(d)    bound by any amendment or modifications of said Lease made after Tenant receives written notice of such foreclosure.

17.    ESTOPPEL CERTIFICATE    Either party shall, at any time and from time to time within twenty (20) days following receipt of written request from the other party, execute, acknowledge and deliver to the requesting party a written statement certifying that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), certifying the date to which the rent reserved hereunder has been paid, and certifying that there are not, to the responding party’s knowledge, any uncured defaults on the part of the party requesting the certificate, or specifying such defaults if any are claimed. Such a statement may be relied upon by any prospective purchaser, mortgagee or subtenant of all or any portion of the Premises. The responding party’s failure to deliver such statement within said twenty-day period shall be conclusive upon such party that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in the requesting party’s performance hereunder.

18.    RULES AND REGULATIONS    Tenant and Tenant’s agents, employees and invitees shall faithfully observe and comply with all reasonable, uniform rules and regulations promulgated by Landlord from time to time for the safety, care or cleanliness of the Premises and for the preservation of good order therein, provided that such rules and regulations do not materially increase Tenant's duties or obligations under this Lease. In the event of any conflict or inconsistency between the terms and conditions of this Lease and any rules and regulations promulgated by Landlord, the conflict or inconsistency shall be resolved by giving precedence to the terms and conditions of this Lease.

19.    QUIET ENJOYMENT    Landlord represents and warrants that it has the authority to enter into this Lease. Landlord further represents, warrants and covenants that so long as Tenant pays all amounts due hereunder and performs all other material covenants and conditions of this Lease to be performed by the Tenant hereunder, Landlord and its successors and assigns shall not interfere, nor permit interference, with Tenant’s quiet use and enjoyment of the Premises and that, subject to the terms and conditions of this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof.

20.    ENVIRONMENTAL MATTERS

20.1    Definitions.

20.1.1    For purposes of this Lease, the term "Environmental Laws" shall mean any and all federal, state, or local laws, statutes, rules, regulations, ordinances, or judicial or administrative decrees or orders relating to: (i) health, safety or environmental protection; (ii) the emissions, discharges, releases or threatened releases of pollutants, contaminants or toxic or hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water or subsurface strata); or (iii) the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of, or exposure to pollutants, contaminants or toxic or hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC 9601 et seq. ("CERCLA"), as amended and judicially and administratively interpreted through the date hereof, and all regulations promulgated thereunder as of such date.

20.1.2    For purposes of this Lease, the term "Hazardous Substance" shall mean: (i) any products, materials, solvents, elements, compounds, chemical mixtures, contaminants, pollutants, or other substances identified as toxic or hazardous under CERCLA or any other Environmental Law; and (ii) the following substances: PCBs, gasoline, kerosene or other petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde and radioactive materials.

20.2    Tenant's Obligations.

20.2.1    Tenant shall not cause or knowingly permit any Hazardous Substance to be placed, stored, treated, released, spilled, transported or disposed of on, under, at or from the Premises in violation of any Environmental Laws. Nor will Tenant knowingly permit the Premises to be used or operated in a manner that may cause the Building or any part thereof, to be contaminated by any Hazardous Substance in violation of any Environmental Laws.

20.2.2    Tenant shall contain at or remove from the Premises or perform any other remedial action regarding any Hazardous Substance placed, held, located, released, spilled, transported or disposed of on, under, at or from the Premises by Tenant, its employees, agents or contractors, at Tenant's sole cost and expense, if, and when such containment, removal or other remedial action is required under any Environmental Law, and shall perform such containment, removal or other remediation in compliance with all Environmental Laws.

20.2.3    Tenant shall provide Landlord with written notice (and a copy as may be applicable) within ten (10) business days after Tenant obtains actual knowledge of any of the following: (a) any governmental or regulatory actions instituted or threatened under any Environmental Law affecting the Tenant or the Premises, (b) all claims made or threatened by any third party against Tenant or the Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials,

(c) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises or Property to be classified in a manner which may support a claim under any Environmental Law, and (d) the discovery of any Hazardous Substance on, under, at or from the Premises not authorized or permitted under Environmental Laws.

20.2.4     In addition to Tenant’s general indemnification obligations set forth in Section 21 below, Tenant shall defend all actions against Landlord and pay, protect, indemnify and save harmless Landlord from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorney fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from Tenant’s failure to comply with this Section 20. The indemnity contained in this Section 20.2.4 shall survive the expiration or earlier termination of this Lease indefinitely with respect to the obligations and liabilities of Tenant hereunder, actual or contingent, which have arisen on or prior to such expiration or earlier termination.

20.3    Landlord's Obligations.

20.3.1    In addition to Landlord's general indemnification obligations set forth in Section 21 below, Landlord shall, to the extent permitted by law and subject to the Landlord’s rights and defenses under the doctrine of sovereign immunity, which the Landlord’s sovereign immunity shall not be deemed waived, defend all actions against Tenant and pay, protect, indemnify and save harmless Tenant from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorney fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising out of or relating to: (i) emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Substances into the environment (including, without limitation, ambient air, surface water, ground water or subsurface strata) or exposure to such Hazardous Substances on, at, under, or from the Premises, or any real estate contiguous thereto, that occurred or originated prior to the Commencement Date or that were caused by Landlord, its employees, agents or contractors; (ii) the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of pollutants, contaminants or Hazardous Substances on, under, at or from the Premises, or any real estate contiguous thereto, that occurred or originated prior to the Commencement Date or by Landlord, its employees, agents or contractors; and (iii) any actual or alleged violation of any Environmental Law on, under, at or arising from the Premises, or any real estate contiguous thereto, that occurred or originated prior to the Commencement Date or by Landlord, its employees, agents or contractors. The indemnity contained in this Section 20.3.1 shall survive the expiration or earlier termination of this Lease indefinitely with respect to the obligations and liabilities of Landlord hereunder, actual or contingent, which have arisen on or prior to such expiration or earlier termination.

20.3.2    Landlord represents to Tenant that as of the Commencement Date Landlord has no knowledge that: (i) the Premises, the Building and the ground under them and the Property are contaminated by any Hazardous Substances; (ii) all or any portion of the Premises has, at any time, been used for the treatment, storage, or disposal of any Hazardous Substances; (iii) Hazardous Substances are (or have been) used, generated or disposed of on or about the Premises, except in compliance with all applicable Environmental Laws; and (iv) any part of the Premises or surrounding common areas are on any governmental list of contaminated properties, or of any investigation, administrative order or notice, consent order, or agreement for litigation pertaining to the Building or the surrounding common areas.

21. WAIVER; INDEMNIFICATION

21.1    Waiver.    EXCEPT AS OTHERWISE SET FORTH IN THIS LEASE, NEITHER PARTY OR ITS AGENTS OR EMPLOYEES, SHALL BE LIABLE TO THE OTHER PARTY OR ANY PERSON CLAIMING THROUGH THAT PARTY FOR ANY EXEMPLARY, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS) FOR ANY CAUSE WHATSOEVER, EXCEPT CLAIMS CAUSED BY OR RESULTING FROM THE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF THAT PARTY, ITS AGENTS, CONTRACTORS OR EMPLOYEES.

21.2    Tenant's Indemnity.    Except to the extent caused by the breach of this Lease by Landlord or the acts or omissions of Landlord, its officers, agents, employees, contractors, or any other person or entity for whom Landlord is legally responsible, Tenant shall defend, indemnify and hold Landlord and its officers, directors, shareholders, employees, agents and representatives harmless from and against any and all claims, demands, litigation, settlements, judgments, damages, liabilities, costs and expenses (including without limitation reasonable attorneys’ fees) arising directly or indirectly out of: (i) any wrongful act or omission of Tenant, its officers, agents, employees, contractors, or any other person or entity for whom Tenant is legally responsible; or (ii) a breach of any representation, warranty or covenant of Tenant contained or incorporated in this Lease. Tenant’s obligations under this Section 21.2 shall survive the expiration or earlier termination of this Lease indefinitely.

21.3    Landlord's Indemnity.    Except to the extent caused by the breach of this Lease by Tenant or the acts or omissions of Tenant, its officers, agents, employees, contractors, or any other person or entity for whom Tenant is legally responsible, and to the extent permitted by law and subject to the Landlord’s rights and defenses under the doctrine of sovereign immunity, which the Landlord’s sovereign immunity shall not be deemed waived, Landlord shall defend, indemnify and hold Tenant, its officers, directors, shareholders, employees, agents and representatives harmless from and against any and all claims, demands, litigation, settlements, judgments, damages, liabilities, costs and expenses (including without limitation reasonable attorneys’ fees) arising directly or indirectly out of: (i) any wrongful act or omission of Landlord, its officers, agents, employees, contractors or any other person or entity for whom Landlord is legally responsible; or (ii) a breach of any representation, warranty or covenant of Landlord contained or incorporated in this Lease. Landlord’s obligations under this Section 21.3 shall survive the expiration or earlier termination of this Lease indefinitely.

21.4    Indemnification Procedure. The party seeking indemnification (the “Indemnified Party”) shall promptly notify in writing the party from whom indemnification is being sought (the “Indemnifying Party”) of the claim or suit for which indemnification is sought. The Indemnified Party shall not make any admission as to liability or agree to any settlement of or compromise any claim without the prior written consent of the Indemnifying Party. The Indemnifying Party shall be entitled to have the exclusive conduct of and/or settle all negotiations and litigation arising from any claim and the Indemnified Party shall, at the Indemnifying Party request and expense, give the Indemnifying Party all reasonable assistance in connection with those negotiations and litigation.

22.    MISCELLANEOUS

22.1    Force Majeure.    Notwithstanding anything to the contrary in this Lease, neither party shall be liable to the other party for nonperformance or delay in performance of any of its obligations under this Lease (except Tenant’s obligation to pay rent) due to causes beyond its reasonable control, including without limitation strikes, lockouts, labor troubles, acts of God, accidents, technical failure, governmental restrictions, insurrections, riots, enemy act, war, civil commotion, fire, explosion, flood, windstorm, earthquake, natural disaster, or other casualty ("Force Majeure"). Upon the occurrence of a Force Majeure condition, the affected party shall immediately notify the other party with as much detail as possible and shall promptly inform the other party of any further developments. Immediately after the Force Majeure event is removed or abates, the affected party shall perform such obligations with all due speed. Neither party shall be deemed in default under this Agreement if a delay or other breach is caused by a Force Majeure event. A proportion of the rent, according to the extent that such Force Majeure event shall interfere with the full enjoyment and use of the Premises, shall be suspended and abated from the date of commencement of such Force Majeure event until the date that such Force Majeure event subsides.

22.2    Affiliates.    For purposes of this Lease, the term "Affiliate" shall mean, with respect to a party hereto, any other person or entity directly or indirectly controlling, controlled by or under common control with that party.

22.3     Successors and Assigns.    The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the parties hereto, their legal representative, heirs, successors and permitted assigns. No rights however, shall inure to the benefit of any assignee of Tenant, unless such assignment shall have been made in accordance with Section 9 above.

22.4     Brokers.    Each party represents and warrants to the other that no person or entity has a claim or will claim any commission, finder’s fee or other amounts by, through, under or as a result of any relationship with such party because of this transaction. Landlord and Tenant each agree to defend, indemnify and hold the other party harmless from and against any and all claims, losses or damages, including without limitation reasonable attorney’s fees arising out of or relating to any breach of such party’s representations and warranties contained in this Section 22.4.

22.5     Governing Law and Construction.    This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Virginia. Landlord and Tenant acknowledge and agree that they and their counsel have reviewed, or have been given a reasonable opportunity to review, this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

22.6     Person; Gender; Number.    As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall mean to include any other gender.

22.7     Severability.    If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

22.8     Waiver.    The failure of any party to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of any subsequent default or breach of the same or similar nature. All rights and remedies reserved to either party shall be cumulative and shall not be in limitation of any other right or remedy which such party may have at law or in equity.

22.9     Notice. Any notice to be given hereunder shall be in writing and shall be sent by hand delivery with verified receipt, or by first class certified mail, postage prepaid, or by overnight courier service, charges prepaid, to the party notified, addressed to such party at the following address or such other address as such party may have substituted by written notice to the other parties. The receipt of such notice shall constitute the giving thereof:

If to Landlord:        Economic Development Authority of Montgomery County, VA.
755 Roanoke Street, Suite 2H
Christiansburg, VA 24073
Attn: Economic Development Authority Secretary/Treasurer

With a copy to:    County Attorney
County of Montgomery, VA
755 Roanoke Street, Suite 2F
Christiansburg, Virginia 24073

If to Tenant:        Luna Innovations Incorporated
3155 State Street
Blacksburg, Virginia 24060

With a copy to: Whitlow and Youell, PLC
Attn: C. Cooper Youell, IV
28A Kirk Avenue
Roanoke, VA 24011

22.10 Entire Agreement. This Agreement sets forth the entire, final and complete understanding between the parties hereto relevant to the subject matter of this Agreement, and it supersedes and replaces all previous understandings or agreements, written, oral, or implied, relevant to the subject matter of this Agreement made or existing before the date of this Agreement. Except as expressly provided by this Agreement, no waiver or modification of any of the terms or conditions of this Agreement shall be effective unless in writing and signed by both parties. Any provision of this Agreement which logically would be expected to survive termination or expiration, shall survive for a reasonable time period under the circumstances, whether or not specifically provided in this Agreement.

22.11     Compliance with Law.    The parties shall comply with, and agree that this Agreement is subject to, all applicable federal, state, and local laws, rules and regulations, and all amendments thereto, now enacted or hereafter promulgated in force during the Term, a Renewal Term or any extension of either.

22.12     Counterparts.    This Lease may be executed in any number of identical counterparts and, as so executed, shall constitute one agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

22.13     Remedies Cumulative.    It is agreed that, except as expressly set forth in this Lease, the rights and remedies herein provided in case of default or breach by either Landlord or Tenant are cumulative and shall not affect in any manner any other remedies that the non breaching party may have by reason of such default or breach. The exercise of any right or remedy herein provided shall be without prejudice to the right to exercise any other right or remedy provided herein, at law, or in equity.

22.14 Attorneys’ Fees. If an action is brought by either party for breach of any lease covenant and/or to enforce or interpret any provision of this Lease, the prevailing party shall be entitled to recover its costs, expenses and reasonable attorney’s fees, both at trial and on appeal, in addition to all other sums allowed by law.

22.15     Recordation of Memorandum of Lease. Landlord and Tenant mutually agree to execute a notarized memorandum (the "Memorandum") setting forth the material terms and disclosing the existence of this Lease within ten (10) days of a written request by either party with the cost of such recording being borne by the requesting party.

22.16      Time is of the Essence. Time is of the essence; and all due dates, time schedules, and conditions precedent to exercising a right shall be strictly adhered to without delay except where otherwise expressly provided.

22.17     Access to Dock Doors and Parking. The Tenant shall have access to the existing dock doors and drive through door on the Premises. Tenant shall be entitled to priority use of Eighty-Nine (89) parking spaces on the Property based upon the Tenant’s proportionate share of the Premises.

22.18 Air and Wastewater Discharge. Except as follows, Tenant shall not be permitted to discharge wastewater or air through the Building’s existing wastewater or air handling systems. Nothing herein shall prohibit Tenant from discharging ordinary sanitary sewage through the Building’s sanitary sewage system. Tenant can use the air handling system that is designed for air discharge.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

WITNESS the following signatures and seals:

THE ECONOMIC DEVELOPMENT        LUNA INNOVATIONS Incorporated
AUTHORITY OF MONTGOMERY
COUNTY, VIRGINIA

By:    ___/s/ Eric Johnsen__________    By:    ____/s/ Scott A. Graeff_____________
Eric Johnsen, Chair                    Scott A. Graeff, Chief Strategy Officer

COMMONWEALTH OF VIRGINIA, at large,
COUNTY OF MONTGOMERY, to-wit;

I, the undersigned, a notary public in and for the jurisdiction aforesaid, do hereby certify that Eric Johnsen, whose name as Chairman of the Economic Development Authority of Montgomery County is signed to the foregoing Lease, has acknowledged the same before me in my jurisdiction aforesaid.

Given under my hand this ____day of ______, 2014.
My Commission expires:

____________________________
Notary Public

COMMONWEALTH OF VIRGINIA, at large,
COUNTY OF MONTGOMERY, to-wit;

I, the undersigned, a notary public in and for the jurisdiction aforesaid, do hereby certify that Scott A. Graeff, whose name as Chief Strategy Officer of Luna Innovations Incorporated is signed to the foregoing Lease, has acknowledged the same before me in my Jurisdiction aforesaid.

Given under my hand this ___day of _______, 2014.
My commission expires:

_____________________________
Notary Public

Exhibit B

Description of the Property

All that certain tract or parcel of Land, with improvements thereon and appurtenances thereon to located and situated in the Mount Tabor Magisterial District of Montgomery County, Virginia, in the Blacksburg Industrial Park and being all of Lot Number Eight (8) containing 15.025 acres, Phase IV, Industrial Park Expansion, as shown on a plat of survey entitled “Industrial Park Expansion Phase IV”, prepared by Anderson and Associates, Inc., dated 19 Dec 95 and revised 19 Feb 96, which plat is of record in the Clerk’s Office of the Circuit Court of Montgomery County, Virginia, in Plat Book 16, at page 507.

Exhibit C

Upfit Improvements